SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2021

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of the Company held on May 20, 2021, the Company’s shareholders voted on the following matters:

1.The election of the following three individuals to serve on the Company’s Board of Directors for the terms indicated and until their successors have been duly elected:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Frank G. Cousins, Jr. (three-year term)	12,026,547	1,466,079	2,403,679
Joseph B. Reilly (three-year term)	12,226,970	1,265,656	2,403,679
Arthur Sullivan (three-year term)	11,006,160	2,486,466	2,403,679

2.The ratification of the appointment of Crowe LLP as independent registered public accounting firm of the Company for the year ending December 31, 2021:

FOR	AGAINST	ABSTAIN
15,812,390	68,111	15,804

3.The approval of an advisory, non-binding resolution with respect to executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,550,093	5,694,791	247,742	2,403,679

4.The approval of an advisory proposal with respect to the frequency that stockholders will vote on executive compensation:

ONE-YEAR	TWO-YEAR	THREE-YEAR	ABSTAIN	BROKER NON-VOTES
12,321,716	100,128	1,004,741	66,041	2,403,679

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Description

104The cover page from this current report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: May 24, 2021	By:	/s/ David P. Mansfield
David P. Mansfield
President and Chief Executive Officer